Exhibit 4.5

Form for Employees

ANTERO RESOURCES CORPORATION

LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK GRANT NOTICE

Pursuant to the terms and conditions of the Antero Resources Corporation Long-Term Incentive Plan, as amended from time to time (the “Plan”), Antero Resources Corporation (the “Company”) hereby grants to the individual listed below (“you” or the “Participant”) the number of shares of Restricted Stock (the “Restricted Shares”) set forth below.  The Restricted Shares are subject to the terms and conditions set forth herein and in the Restricted Stock Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference.  Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Participant:	[ ]

Date of Grant:	[ ], 20

Total Number of Shares of Restricted Stock:	[ ] Shares

Vesting Commencement Date:	[ ], 20

Vesting Schedule:

Subject to the Agreement, the Plan and the other terms and conditions set forth herein, 25% of the Restricted Shares (rounded to the nearest whole number of Restricted Shares, except in the case of the final vesting date) shall vest on each of the first, second, third and fourth anniversaries of the Vesting Commencement Date identified above so long as you remain continuously employed by the Company from the Date of Grant through each such anniversary date.

By your signature below, you agree to be bound by the terms and conditions of the Plan, the Agreement and this Restricted Stock Grant Notice (this “Grant Notice”).  You acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice.  You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations arising under the Agreement, the Plan or this Grant Notice.

You also understand and acknowledge that you should consult with your tax advisor regarding the advisability of filing with the Internal Revenue Service an election under section 83(b) of the Internal Revenue Code with respect to the Restricted Shares.  This election must be filed no later than 30 days after Date of Grant set forth in this Grant Notice.  This time period cannot be extended.  If you wish to file a section 83(b) election, an election form is attached as Exhibit B.  By signing below, you acknowledge (a) that you have been advised to consult with a tax advisor regarding the tax consequences of the award of the Restricted Shares and (b) that timely filing of a section 83(b) election is your sole responsibility, even if you request the Company or any of its affiliates or any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) to assist in making such filing or to file such election on your behalf.

This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

Note: To accept the grant of the Restricted Shares, you must execute this Grant Notice and return an executed copy to the Corporate Secretary of the Company, 1625 17th Street, Denver, Colorado 80202 by                               , 20      .  Failure to return an executed copy of this Grant Notice to the Corporate Secretary of the Company by such date will cause the Restricted Shares to automatically terminate and this Award will be null and void and of no force or effect.

[Remainder of Page Intentionally Blank;

Signature Page Follows]

2

IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, and the Participant has executed this Grant Notice, effective for all purposes as provided above.

ANTERO RESOURCES CORPORATION

By:
Alvyn A. Schopp
Chief Administrative Officer and Regional Vice President

PARTICIPANT

[Name of Employee]

SIGNATURE PAGE TO

RESTRICTED STOCK GRANT NOTICE

EXHIBIT A

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice to which this Agreement is attached by and between Antero Resources Corporation, a Delaware corporation (the “Company”), and [                                         ] (“Employee”).  Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.

1.                                      Award.  In consideration of Employee’s past and/or continued employment with, or service to, the Company or a Subsidiary and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Date of Grant set forth in the Grant Notice (the “Date of Grant”), the Company hereby grants to Employee the number of shares of Restricted Stock set forth in the Grant Notice (the “Restricted Shares”) on the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, which is incorporated herein by reference as a part of this Agreement.  In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

2.                                      Issuance Mechanics.  The Restricted Shares shall be issued in the form of Common Stock to Employee.  The Company shall (a) cause a stock certificate or certificates representing such shares of Common Stock to be registered in the name of Employee, or (b)  cause such shares of Common Stock to be held in book-entry form.  If a stock certificate is issued, it shall be delivered to and held in custody by the Company and shall bear such legend or legends as the Committee deems appropriate in order to reflect the Forfeiture Restrictions and to ensure compliance with the terms and provisions of this Agreement, the rules, regulations and other requirements of the United States Securities and Exchange Commission, any applicable federal or state securities laws or any stock exchange on which the Common Stock is then listed or quoted.  If the shares of Common Stock are held in book-entry form, then such entry will reflect that the shares are subject to the restrictions of this Agreement.

3.                                      Forfeiture Restrictions.

(a)                                 The Restricted Shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of except as provided in this Agreement or the Plan, and in the event of the termination of Employee’s employment with the Company for any reason whatsoever or for no reason at all, Employee shall immediately and without any further action by the Company, forfeit and surrender to the Company for no consideration all of the Restricted Shares with respect to which the Forfeiture Restrictions have not lapsed in accordance with Section 3(b) as of the date of such termination.  The prohibition against transfer and the obligation to forfeit and surrender the Restricted Shares to the Company upon termination of employment as provided in the preceding sentence are referred to herein as the “Forfeiture Restrictions.”  The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of the Restricted Shares.

(b)                                 The Restricted Shares shall be released from the Forfeiture Restrictions in accordance with the vesting schedule set forth in the Grant Notice.  Notwithstanding the preceding sentence or the vesting schedule set forth in the Grant Notice, provided that Employee has been continuously employed by the Company from the Date of Grant through the lapse date described in this sentence, the Forfeiture Restrictions shall lapse with respect to 100% of the Restricted Shares if Employee’s employment with the Company terminates by reason of Employee’s disability (within the meaning of section 22(e)(3) of the Code) or death. The Restricted Shares with respect to which the Forfeiture Restrictions lapse without forfeiture are referred to herein as the “Earned Shares.”  In the event any of the Restricted Shares that have not yet been released from the Forfeiture Restrictions (the “Unreleased Shares”) are released from the Forfeiture Restrictions, any Retained Distributions (as defined below) paid on such Unreleased Shares shall be promptly paid by the Company to Employee.  As soon as administratively practicable following the release of any Common Stock from the Forfeiture Restrictions, the Company shall, as applicable, either deliver to Employee the certificate or certificates representing such Common Stock in the Company’s possession belonging to Employee, or, if the Common Stock is held in book-entry form, then the Company shall remove the notations indicating that the Common Stock is subject to the restrictions of this Agreement.  Employee (or the beneficiary or personal representative of Employee in the event of Employee’s death or disability, as the case may be) shall deliver to the Company any representations or other documents or assurances as the Company or its representatives deem necessary or advisable in connection with any such delivery.

4.                                      Dividends and Other Distributions.  Dividends and other distributions that are paid or distributed with respect to a Restricted Share (whether in the form of shares of Common Stock or other property (including cash)) (referred to herein as “Retained Distributions”) shall be subject to the transfer restrictions and the risk of forfeiture applicable to the related Restricted Share and shall be held by the Company or other depository as may be designated by the Committee as a depository for safekeeping.  If the Restricted Share to which such Retained Distributions relate is forfeited to the Company, then such Retained Distributions shall be forfeited to the Company at the same time such Restricted Share is so forfeited.  If the Restricted Share to which such Retained Distributions relate becomes vested, then such Retained Distributions shall be paid and distributed to Employee as soon as administratively feasible after such Restricted Share becomes vested (but in no event later than March 15 of the calendar year following the calendar year in which such vesting occurs).  Distributions paid or distributed in the form of securities with respect to Restricted Shares shall bear such legends, if any, as may be determined by the Committee from time to time to reflect the terms and conditions of this Agreement and to comply with applicable securities laws.

5.                                      Rights as Stockholder.  Except as otherwise provided herein, upon issuance of the Restricted Shares by the Company, Employee shall have all the rights of a stockholder of the Company with respect to such Restricted Shares subject to the restrictions herein, including the right to vote the Shares.

6.                                      Tax Withholding.  To the extent that the receipt of the Restricted Shares or the lapse of any Forfeiture Restrictions results in compensation income or wages to Employee for federal, state, local or foreign tax purposes, Employee shall deliver to the Company or to any Affiliate nominated by the Company at the time of such receipt or lapse, as the case may be, such amount of money or, if permitted by the Committee in its sole discretion, shares of Common Stock as the Company or any Affiliate nominated by the Company may require to meet its minimum obligation under applicable tax or social security laws or regulations, and if Employee fails to do so, the Company and its Affiliates are authorized to withhold, or cause to be withheld, from any cash or stock remuneration (including withholding any of the Restricted Shares or Earned Shares otherwise distributable to Employee under this Agreement) then or thereafter payable to Employee an amount equal to any tax or social security required to be withheld by reason of such resulting compensation income or wages, and to take such other action as may be necessary in the opinion of the Company to satisfy such withholding obligation.  Employee acknowledges and agrees that none of the Board, the Committee, the Company or any of its Affiliates have made any representation or warranty as to the tax consequences to Employee as a result of the receipt of the Restricted Shares, the lapse of any Forfeiture Restrictions or the forfeiture of any of the Restricted Shares pursuant to the Forfeiture Restrictions.  Employee represents that he is in no manner relying on the Board, the Committee, the Company or any of its Affiliates or any of their respective managers, directors, officers, employees or authorized representatives (including, without limitation, attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences. Employee represents that he has consulted with any tax consultants that Employee deems advisable in connection with the Restricted Shares.

7.                                      Refusal to Transfer; Stop-Transfer Notices.  The Company shall not be required (a) to transfer on its books any shares of Common Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (b) to treat as owner of such shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred.  Employee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

8.                                      Unreleased Shares Not Transferable.  The Unreleased Shares and Retained Distributions may not be sold, pledged, assigned or transferred in any manner unless and until the Forfeiture Restrictions have lapsed.  No Unreleased Shares or Retained Distributions or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Employee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.

9.                                      Employment Relationship.  For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an Employee, or an employee of a corporation or other entity (or a parent or subsidiary of such corporation or other entity) assuming or substituting a new restricted stock award for the Restricted Shares.  Without limiting the scope of the preceding sentence, it is specifically provided that Employee shall be considered to have terminated employment with the Company at the time of the termination of the “Affiliate” status of the entity or other organization that employs Employee.  Nothing in the adoption of the Plan, nor the award of the Restricted Shares thereunder pursuant to the Grant Notice and this Agreement, shall confer upon Employee the right to continued employment by the Company or any such Affiliate, or any other entity, or affect in any way the right of the Company or any such Affiliate, or any other entity to terminate such employment at any time.  Unless otherwise provided in a written employment agreement or by applicable law, Employee’s employment by the Company, or any such Affiliate, or any other entity shall be on an at-will basis, and the employment relationship may be terminated at any time by either Employee or the Company, or any such Affiliate, or other entity for any reason whatsoever, with or without cause or notice.  Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee or its delegate, and such determination shall be final, conclusive and binding for all purposes.

10.                               Section 83(b) Election.  If Employee makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Shares as of the Date of Grant rather than as of the date or dates upon which Employee would otherwise be taxable under Section 83(a) of the Code, Employee hereby agrees to (a) use the election form provided in Exhibit B for such purpose and (b) deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

11.                               Notices.  Any notices or other communications provided for in this Agreement shall be sufficient if in writing.  In the case of Employee, such notices or communications shall be effectively delivered if hand delivered to Employee at Employee’s principal place of employment or if sent by registered or certified mail to Employee at the last address Employee has filed with the Company.  In the case of the Company, such notices or communications shall be effectively delivered if sent by registered or certified mail to the Company at its principal executive offices.

12.                               Agreement to Furnish Information.  Employee agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.

13.                               Entire Agreement; Amendment.  This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Restricted Shares granted hereby; provided¸ however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment and/or severance agreement between the Company (or an Affiliate or other entity) and Employee in effect as of the date a determination is to be made under this Agreement.  Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect.  The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of Employee shall be effective only if it is in writing and signed by both Employee and an authorized officer of the Company.

14.                               Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of law principles thereof.

15.                               Successors and Assigns.  The Company may assign any of its rights under this Agreement without Employee’s consent.  This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon Employee and Employee’s beneficiaries, executors, administrators and the person(s) to whom the Restricted Shares may be transferred by will or the laws of descent or distribution.

16.                               Clawback.  Notwithstanding any provision in this Agreement, the Grant Notice or the Plan to the contrary, to the extent required by (a) applicable law, including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, any Securities and Exchange Commission rule or any applicable securities exchange listing standards and/or (b) any policy that may be adopted or amended by the Board from time to time, all shares of Common Stock granted hereunder shall be subject to forfeiture, repurchase, recoupment and/or cancellation to the extent necessary to comply with such law(s) and/or policy.

17.                               Counterparts.  The Grant Notice may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.  Delivery of an executed counterpart of the Grant Notice by facsimile or pdf attachment to electronic mail shall be effective as delivery of a manually executed counterpart of the Grant Notice.

18.                               Severability.  If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.

[Remainder of Page Intentionally Blank]

EXHIBIT B

SECTION 83(b) ELECTION

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the property described below over the amount paid for such property.

1.                                      The name, taxpayer identification number and address of the undersigned (the “Taxpayer”), and the taxable year for which this election is being made are:

Taxpayer’s Name:

Taxpayer’s Social
Security Number:	-	-

Taxpayer’s Address:

Taxable Year:	Calendar Year

2.                                      The property that is the subject of this election (the “Property”) is                  shares of common stock of Antero Resources Corporation.

3.                                      The Property was transferred to the Taxpayer on                               .

4.                                      The Property is subject to the following restrictions:  The shares are subject to various transfer restrictions and are subject to forfeiture in the event certain service conditions are not satisfied.

5.                                      The fair market value of the Property at the time of transfer (determined without regard to any restriction other than a nonlapse restriction as defined in Section 1.83-3(h) of the Income Tax Regulations) is $                     per share x                  shares = $                              .

6.                                      The amount paid by the Taxpayer for the Property is $                     per share x                  shares = $                              .

7.                                      The amount to include in gross income is $                              .

The undersigned taxpayer will file this election with the Internal Revenue Service office with which the taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the Property.  A copy of the election also will be furnished to the person for whom the services were performed.  Additionally, the undersigned will include a copy of the election with his or her income tax return for the taxable year in which the Property is transferred.  The undersigned is the person performing the services in connection with which the Property was transferred.

Dated:
Taxpayer’s Signature